Exhibit 4.12

SUPPLEMENTAL LETTER

To:	DryShips Inc.
Trust Company Complex
Ajeltake Road
Ajeltake Island
Majuro
The Marshall Islands MH 96960

From:	HSH Nordbank AG
Gerhart-Hauptmann-Platz 50
D-20095 Hamburg
Germany

Dear Sirs

23 April 2008

1	Background.

(A)	By a loan agreement dated 31 March 2006 (as supplemented and amended by a supplemental letter agreement dated 15 May 2006, a supplemental agreement dated 28 November 2006, a supplemental agreement dated 27 February 2008 and as amended and restated by an amending and restating agreement dated 23 May 2007, the “Senior Loan Agreement”) and made between (i) DryShips Inc. as borrower (the “Borrower”), (ii) the banks and financial institutions listed therein as lenders (the “Senior Lenders”), (iii) the banks and financial institutions listed therein as swap banks, (iv) ourselves as agent, lead arranger, lead bookrunner and security trustee, (v) ourselves and Bank of Scotland plc (“BOS”) as joint underwriters and (vi) BOS as joint bookrunner, it was agreed that the Senior Lenders would make available to the Borrower a term loan and short-term credit facilities of (originally) up to US$518,750,000 (the “Senior Loan”) in aggregate.

(B)	The Borrower has requested certain amendments to the general, corporate and financial undertakings and the security cover provisions set out in Clauses 11, 12 and 15 of the Senior Loan Agreement.

2	Agreement and amendments to the Senior Loan Agreement. Subject to the satisfaction of the conditions of this Letter and with effect from the date of this Letter, the Senior Loan Agreement shall be amended as follows:

(a)	by adding at the end of Clause 11.2(b) thereof the words:

“Provided that the Borrower may create or permit to arise any Security Interest over any asset (other than any asset over which a Creditor Party maintains a Security Interest pursuant to this Agreement, the Junior Loan Agreement or any of the other Finance Documents) in the normal course of its business”;

(b)	by adding a paragraph at the end of Clause 11.3 thereof as follows:

“Provided that the Borrower may make any transfer, lease or other disposal referred to in this Clause 11.3 if following such transfer, lease or other disposal it shall be able to comply with all the financial covenants referred to in Clause 12.4 and no Event of Default or Potential Event of Default shall arise.”;

(c)	by adding a new paragraph (d) in Clause 11.4 thereof as follows:

“(d) (in the case of the Borrower), incurred in the normal course of its business Provided that following the incurrence of such further liabilities or obligations the Borrower shall be able to comply with all the financial covenants referred to in Clause 12.4 and no Event of Default or Potential Event of Default shall arise.”;

(d)	by deleting Clause 12.3(e) thereof in its entirety and re-designating Clauses 12.3(f) and (g) as Clauses 12.3(e) and (f) respectively;

(e)	by deleting the new Clause 12.3(e) (currently Clause 12.3(f)) thereof in its entirety and replacing it with the following:

“(e) (other than through any investments permitted by Clause 12.3(a)), acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks if such acquisitions exceed at any time $10,000,000 (or the equivalent in any other currency) in aggregate; and”;

(f)	by deleting Clause 12.4(a) thereof in its entirety and replacing it with the following:

“(a) the Market Adjusted Equity Ratio for the Financial Year ending 31 December 2007 shall be not less than 0.2:l and for the period commencing from the Financial Year ending 31 December 2008 and each subsequent Financial Year it shall not be less than 0.4:l;”

(g)	by deleting Clause 12.4(c) thereof in its entirety and replacing it with the following:

“(c) the Market Value Adjusted Net Worth of the Group shall not be less than:

(i)	in the Financial Year ending 31 December 2007 $125,000,000 and the Financial Year ending 31 December 2008, $750,000,000;

(ii)	in each of the Financial Years ending respectively 31 December 2009 and 31 December 2010, $800,000,000; and

(iii)	in each subsequent Financial Year, $1,000,000,000;”;

(h)	by deleting Clause 12.4(d) thereof in its entirety and replacing it with the following:

“(d) subject to Clause 12.10, at all times there is available to the Borrower and all the other members of the Group an aggregate amount of not less than $100,000,000 (including, without limitation, any amount standing to the credit of the Debt Service Reserve Account) in immediately freely available and unencumbered bank or cash balances, of which amount not less than the Applicable Amount in aggregate shall be held in the Earnings Accounts and the Wealth Account.

In this Clause 12.4, “Applicable Amount” means:

(i)	at all times until (but not including) 30 June 2009, $17,500,000;

(ii)	as at 30 June 2009, $45,000,000;

(iii)	in the 6-month period ending on 31 December 2009, $50,000,000; and

(iv)	in each subsequent Financial Year, $55,000,000”;

(i)	by adding a new Clause 12.9 as follows:

“12.9 Interpretation of normal course of business. For the purposes of Clauses 11.2(b) and 11.4(d) the term “normal course of its business” shall mean with regard to the Borrower its business of owning shares in companies which are involved in every shipping sector and the oil and gas sector and in making investments in such sectors. The reference in Clause 12.3(a) to any change in the nature of the Borrower’s business shall be construed accordingly.”;

“(j) by adding a new Clause 12.10 as follows:

“12.10 Charter coverage. The Borrower shall ensure that as from 1 January 2009 a Minimum Percentage of its Fleet Vessels (calculated by reference to the deadweight tonnage of the Fleet Vessels) shall be employed on charters for an average period of at least 24 months and at the following average minimum net charter rates:

Minimum average time Charter rates (by Vessel type/category)	2009	2010	2011	2012	2013	2014	2015
Capesize	70,000	40,000	32,000	32,000	32,000	32,000	32,000
Kamsarmax	—	25,000	25,000	25,000	25,000	25,000	25,000
Panamax	40,000	24,000	18,000	20,000	20,000	20,000	20,000
Handymax	33,000	20,000	15,000	16,000	16,000	16,000	16,000

If the provisions of this Clause 12.10 are not complied with at any time, the Borrower and the other members of the Group shall be required to maintain an aggregate amount of not less than $110,000,000 in immediately freely available and unencumbered bank or cash balances and at any time when this Clause 12.10 is not being complied with Clause 12.4(d) shall be construed accordingly.

In this Clause 12.10. “Minimum Percentage” means:

(i)	during the Financial Year ending on 31 December 2009, 25 per cent.; and

(ii)	at all times thereafter, 35 per cent.”;

(k)	by deleting in Clause 15.1 thereof the figure “150 per cent.” and replacing it with “the Relevant Percentage”; and

(l)	by adding at the end of Clause 15.1 thereof the following:

““Relevant Percentage” means:

(1)	in each of the Financial Years ending respectively 31 December 2008 and 31 December 2009, 200 per cent.;

(2)	in each of the Financial Years ending respectively 31 December 2010 and 31 December 2011, 190 per cent.; and

(3)	in each subsequent Financial Year, 170 percent.”.

3	Representations and Warranties. The Borrower hereby represents and warrants to the Lenders that:

(a)	the representations and warranties contained in the Senior Loan Agreement are true and correct on the date of this Letter as if all references therein to “this Agreement” were references to the Senior Loan Agreement as supplemented by this Letter; and

(b)	this Letter comprises the legal, valid and binding obligations of the Borrower enforceable in accordance with its terms.

4	Conditions. Our agreement contained in paragraph 2 of this Letter shall be expressly subject to the condition that we shall have received in form and substance as may be approved or required by us on or before the signature hereof:

(a)	copies of resolutions passed at a meeting of the board of directors of the Borrower evidencing approval of this Letter and authorising appropriate officers or attorneys to execute the same;

(b)	the original of any power of attorney issued in favour of any person executing this Letter on behalf of the Borrower; and

(c)	copies of all governmental and other consents, licences, approvals and authorisations as may be necessary to authorise the performance by the Borrower of its obligations under this Letter and the execution, validity and enforceability of this Letter.

5	Senior Loan Agreement and Finance Documents. The Borrower hereby agrees with the Lenders that the provisions of the Senior Loan Agreement and the Finance Documents shall be and are hereby re-affirmed and remain in full force and effect.

6	Notices. Clause 28 (Notices) of the Senior Loan Agreement shall extend and apply to this Letter as if the same were (mutatis mutandis) herein expressly set forth.

7	Fees. On the date of this Letter, the Borrower, shall pay to the Agent certain facility fees set out in the letter addressed to the Agent from the Borrower and dated the same date of this Letter.

8	Governing Law. This Letter shall be governed by and construed in accordance with English law and Clause 30 (Law and Jurisdiction) of the Senior Loan Agreement shall extend and apply to this Letter as if the same were (mutatis mutandis) herein expressly set forth.

Please confirm your acceptance to the foregoing terms and conditions by signing the acceptance at the foot of this letter.

Yours faithfully

for and on behalf of
HSH NORDBANK AG

Accepted and agreed

for and on behalf of
DRYSHIPS INC.

Dated 23 April 2008

COUNTERSIGNED this day      of April 2008 for and on behalf of the below companies each of which, by its execution hereof, confirms and acknowledges that it has read and understood the terms and conditions of this supplemental letter, that it agrees in all respects to the same and that the Finance Documents to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Loan Agreement.

for and on behalf of	for and on behalf of
WEALTH MANAGEMENT INC.	LANCAT SHIPPING COMPANY LIMITED

for and on behalf of	for and on behalf of
TOLAN SHIPPING COMPANY LIMITED	MALVINA SHIPPING COMPANY LIMITED

for and on behalf of	for and on behalf of
ARLETA NAVIGATION COMPANY LIMITED	SELMA SHIPPING COMPANY LIMITED

for and on behalf of	for and on behalf of
ROYERTON SHIPPING COMPANY LIMITED	SAMSARA SHIPPING COMPANY LIMITED

for and on behalf of	for and on behalf of
BORSARI SHIPPING COMPANY LIMITED	ONIL SHIPPING COMPANY LIMITED

for and on behalf of	for and on behalf of
FABIANA NAVIGATION COMPANY LIMITED	CELINE SHIPPING COMPANY LIMITED

for and on behalf of	for and on behalf of
KARMEN SHIPPING COMPANY LIMITED	THELMA SHIPPING COMPANY LIMITED

for and on behalf of	for and on behalf of
ARGO OWNING COMPANY LIMITED	KRONOS OWNING COMPANY LIMITED

for and on behalf of	for and on behalf of
TETHYS OWNING COMPANY LIMITED	SELENE OWNING COMPANY LIMITED

for and on behalf of	for and on behalf of
GAIA OWNING COMPANY LIMITED	TROJAN MARITlME CO.

for and on behalf of	for and on behalf of
DIONE OWNING COMPANY LIMITED	URANUS OWNING COMPANY LIMITED

for and on behalf of	for and on behalf of
TEMPO MARINE CO.	STAR RECORD OWNING COMPANY LIMITED

for and on behalf of	for and on behalf of
REA OWNING COMPANY LIMITED	PHOEBE OWNING COMPANY LIMITED